focused 1 Q 1 7 E a r n i n g s C o n f e r e n c e C a l l S u p p l e m e n t a l P r e s e n t a t i o n A p r i l 2 7 , 2 0 1 7 Exhibit 99.2

2 Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward- looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated April 27, 2017, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Non-GAAP Financial Measures

3 1Q17 Highlights • Total and core revenues increased $5 million, or 2%, primarily due to higher average earning assets and margin • Net interest margin and cash margin improved 15 and 11 basis points, respectively, on a linked quarter basis • Non-interest income decreased 11% on a linked quarter basis, primarily due to seasonal declines in fee income businesses Client Growth Revenues Expenses High Quality Focus • Average earning asset growth of $737 million, or 4%, in 1Q17 • Originated or renewed $847 million in loans in 1Q17, down 10% on a linked quarter basis • Period-end legacy loan growth of 2%; 7% annualized growth rate • Average deposits increased 4%; non-interest bearing deposits up 2% (period-end and average); Period-end deposits decreased 1% • Non-performing assets decreased $31 million, or 13%, as energy loan resolution “conveyor belt” progresses • Energy loans increased $2 million, to 3.7% of total loans (unchanged) • Total “risk-off trade” in energy, indirect auto, and Acadiana-based loans is beginning to level off • Remain very asset-sensitive and well positioned for increase in interest rates • Total expenses decreased $11 million, or 7%, and core expenses increased $6 million, or 4% • Core tangible efficiency ratio of approximately 62%, up from 60% in 4Q16 Other • Non-core expenses of $2 million in 1Q17, or $0.02 per share; primarily write-downs of certain long-lived assets • On February 27, 2017, announced agreement to acquire Sabadell United Bank, based in Miami, Florida • Pending Sabadell United acquisition financed via common raises in December 2016 and March 2017; cost of carry for aggregate common stock issuances issue was $0.11 per common share in 1Q17

4 Notable Items of Interest In 1Q17 • In 1Q17, loan growth was slower, and deposit volumes were higher, than expected • Energy issues have crested as evidenced by further declines in energy-related NPAs and other metrics • Loan loss and unfunded commitment provisions each increased by $1 million; net charge-offs declined by $1.6 million • $1.4 million in energy-related deferred interest recoveries in 1Q17 • Non-core items in 1Q17: – No meaningful non-interest income items – $1.4 million impairment of long-lived assets • Notable items in 1Q17: – $1.8 million decrease in tax expense in 1Q17 associated with restricted stock vesting; positive impact of $0.04 to EPS in 1Q17 – Cost of carrying December 2016 and March 2017 common raises equal to an $0.11 EPS impact Highlights Dollars in millions Provision And Charge-Offs Note: Total loans increased 75% during this time period

5 GAAP EPS 1Q17 Summary EPS Results • Income available to common shareholders of $47 million, up 6%, compared to 4Q16 • 1Q17 GAAP EPS of $1.00, down 4% compared to 4Q16 and up 3% compared to 1Q16 • 1Q17 Core EPS of $1.02, down 12% compared to 4Q16 • 1Q17 Core Pre-Tax Pre-Provision income of $81 million, relatively stable compared to 1Q16 and 4Q16 • 1Q17 Core ROA of 0.96% and Core ROTCE of 8.99% CORE EPS CORE Pre-Provision Pre-Tax Highlights Note: Excludes the impact of preferred stock dividends

6 Client Growth • Seasonally soft loan growth in 1Q17 • Period-end loan growth of $67 million, or 0.4% vs. 12/31/16 • Acquired loans declined $161 million, or 7%, and aggregate “risk off” assets declined $44 million during 1Q17 • Legacy loans grew $229 million, or 2% (7% annualized rate) Loan Highlights Dollars in millions Deposits – Period-End And Average GrowthLoans – Period-End Growth Deposit Highlights • Period-end total deposits decreased $96 million, or 1%, vs. 12/31/16 • Average total deposits grew $618 million, or 4% vs. 12/31/16 • Strong growth in non-interest bearing deposits, up $103 million, or 2%, on a period-end basis and up $108 million, or 2%, on an average balance basis

7 • Average earnings assets increased $737 million, or 4%, driven primarily by $279 million in average legacy loan growth and $624 million growth in average investment securities and other liquid assets • Tax-Equivalent net interest margin up 15 basis points and cash margin up 11 basis points on a linked quarter basis; management estimates margin for 2Q17 of 3.60% • $1.4 million in energy-related deferred interest recoveries in 1Q17 • Tax-equivalent net interest income up $11.3 million, or 7% Revenues – Net Interest Income HighlightsQuarterly Yield/Cost Trend Drivers Of Change In Margin Dollars in millions Net Interest Income Net Interest ($ in Millions) Margin 161.7$ 4Q16 3.38% 6.0 Loans Repricing Upward, Higher New Volume Rates 0.08% 1.5 Fees and Interest From Payoffs (Including Non-Accruals) 0.03% 7.5 Changes in Legacy Loan Portfolios 0.11% 2.1 Changes in Acquired Loan Portfolios 0.07% 1.1 Larger Cash Position From Equity Issuance 0.01% (0.9) Increase in Expense From Deposit Promotions -0.02% 4.5 Increased Investment Portfolio Income -0.01% (0.6) Loans HFS Income Decline 0.00% (2.6) Change In Number Of Business Days 0.00% 172.8$ 1Q17 3.53%

8 Revenues – Interest Rate Risk Highlights Assets Liabilities • Loans: 43% fixed and 57% floating • Adjustable loans composition:  Prime-based 40%  LIBOR-based 57%  All other 3% • Most LIBOR-based loans are priced off of 30-Day LIBOR • Approximately $533 million in loans with an average floor that is 64 basis points above the corresponding rate index • Bond portfolio had an effective duration of 3.8 years • Asset-sensitive from an interest rate risk perspective • The degree of asset-sensitivity is a function of the reaction of competitors to changes in deposit pricing • The level of asset sensitivity has increased over time • Forward curve has a positive impact on net interest income over 12-month period • Estimated impact of the next 25 basis point increase in the Federal Funds Rate would equate to a $0.05 increase in quarterly EPS 12-Month Net Interest Income Scenarios • Non-interest-bearing equated to 29% of total deposits • Non-interest-bearing deposits up $103 million, or 2%, on a period-end basis, and up $108 million, or 2%, on an average balance basis • Interest-bearing deposit cost of 0.52%, up two basis points from 4Q16 • No significant change in deposit rates since Fed Funds move in 4Q16, but mix has changed slightly • Cost of interest-bearing liabilities increased two basis points to 0.59%

9 Revenues – Non-Interest Income • No meaningful non-core income in 1Q17; change in income was due to core income changes • Core non-interest income declined $5.9 million, or 11%, compared to 4Q16:  Mortgage income decreased $2.0 million, or 12%  Capital Markets and Brokerage income declined $1.3 million, or 32%  Title revenues decreased $0.6 million, or 11%  Client derivative income decreased $0.2 million on a linked quarter basis HighlightsDrivers Of Non-Interest Income Change Quarter-Over-Quarter Dollars in millions

10 Revenues – Mortgage Income Highlights Volume Trends Mortgage Income Trends • Mortgage income of $14.1 million, down $2.0 million, or 12%:  Loan originations down 29% to $384 million in 1Q17  Sales volume of $427 million (down 27% versus 4Q16)  Fair value adjustments of derivatives and loans were $3.6 million lower than 4Q16 (-$5.6 million in 1Q17 vs -$1.9 million in 4Q16)  Hedging benefit was $1.7 million higher than 4Q16 Dollars in millions Mortgage Weekly Locked Pipeline

11 Expense Control • Total core revenues were up $5.3 million, or 2%, compared to 4Q16 while core expenses were up $5.9 million, or 4%, over that period • Our core tangible efficiency ratio increased to 61.6% in 1Q17, an increase of 131 bps on a linked quarter basis • Notable items included higher salary and benefits, higher credit and loan-related, marketing, insurance and professional services expenses Highlights Efficiency Ratio Trends Drivers Of Expense Change Quarter-Over-Quarter Dollars in millions • Increased 1Q17 salary and benefits cost of $1.1 million, or 1%, includes: • Increased payroll tax expense of $2.2 million; • Increased health care costs of $2.0 million; • Increased compensation expense of $0.8 million; partially offset by • Decreased mortgage commission expenses of $1.9 million; and • Decreased phantom stock expense of $1.6 million

12 • High single-digit loan growth at consolidated level • Headwinds to loan growth from risk-off trade to decline materially • Mid-single-digit deposit growth • Net interest margin will improve as excess liquidity is deployed and impact of low repricing due to March Fed Funds Rate increase • Amortization expense associated with the FDIC indemnification asset, which was previously expected to be approximately $8 million in 2017, will no longer be amortized and will positively impact the net interest margin beginning in 2017 • Overall credit metrics expected to improve throughout 2017 • Provision expense will decline from 2016 levels in conjunction with improving credit within the energy portfolio • Non-interest income is expected to show minimal growth in 2017 over 2016 • Continued cost containment with core tangible efficiency ratio below 60% • Tax rate is expected to be approximately 33.5% assuming no change in the statutory rate • Excess capital for Sabadell Acquisition will have a monthly six cent EPS drag until closing • Based on asset sensitivity modeling for IBKC, future increases in the Fed funds rate is estimated to increase quarterly EPS by five cents for each 25 basis point increase The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 2017 Guidance And Key Assumptions

13 “Risk-Off” Focus • Purpose: reduce current exposures to avoid future potential loss exposures (though some near-term cost) • $841 million in cumulative risk-off trade since the beginning of 2015 • An estimated pre-tax opportunity cost of $5.5 million during 2015, $15.1 million for the full year of 2016, and $5.1 million in 1Q17 ($0.07 EPS after- tax) • Percentage of total loans at March 31, 2017:  Energy loans equal 3.7%  Indirect Auto loans equal 0.7%  Multi-Family loans equal 2.7%  Construction and Land loans equal 6.9% (50% of Total Risk Based Capital*)  Non-Owner Occupied CRE equals 28% (202% of Total Risk Based Capital*) Highlights Risk Off Trend (Period-End) Dollars in millions +$2 mm, +1% ($21) mm, -16% ($25) mm, -2% Linked Qtr Change * Preliminary; based on bank-level capital Expectations that risk trade will level off and reverse over time: • Only $110 million in indirect automobile loans remaining • Reengaged energy lending efforts with new high quality E&P and Midstream credits; energy loans outstanding increased in 1Q17 • Due to favorable portfolio performance, reversed some tightened consumer credit underwriting standards in markets impacted by energy price declines

14 Continued Resolution of Energy Portfolio Highlights Energy Loan Portfolio Asset Quality Declining Energy Loan Balances Energy-Related Criticized Assets • Energy-related loans, up $2 million, or 0.4%, compared to 12/31/16 • Energy-related loans equated to 3.7% of total loans, unchanged compared to year- end 2016 • 79% of energy-related loan balances on non- accrual remain current with their payments • Classified energy-related loans decreased $55.0 million, or 23%; equated to 32% of energy loans • Criticized energy-related loans decreased $69.6 million, or 22%; equated to 44% of energy loans • Energy-related non-accrual loans declined $37 million to $113 million, or 20% of the energy portfolio • Energy provision reversal of $0.3 million as credit conditions improved in the quarter; $2.8 million energy net charge-offs • Allowance for energy-related loans of $20 million; equal to 3.6% of the energy-related loans outstanding. E&P: $66mm Dollars in millions Services: $47mm Midstream: $0mm

15 Credit Quality Trends Energy And Non-Energy Asset Quality $Mill. %Loans $Mill. %Loans $Mill. %Loans $Mill. % Loans $Mill. %Loans Loans Outstandings Energy 662 4.5% 600 4.0% 561 3.7% 564 3.7% 2 0% Non-Energy 14,061 95.5% 14,325 96.0% 14,504 96.3% 14,569 96.3% 65 0% Total 14,723$ 100.0% 14,924$ 100.0% 15,065$ 100.0% 15,132$ 100.0% 67$ 0% Net Charge-Offs Energy 8 4.44% 7 4.39% 1 1.02% 3 2.05% 1 92% Non-Energy 4 0.12% 3 0.09% 6 0.17% 3 0.09% (3) -48% Total 12$ 0.33% 10$ 0.28% 8$ 0.21% 6$ 0.16% (2)$ -21% Provision 12$ 12$ 5$ 6$ 1$ 19% Reserve Build (0) 2 (2) 0 3$ -104% Coverage Ratio 100% 122% 68% 102% Allowance For Loan Losses Energy 33 4.99% 28 4.71% 23 4.01% 20 3.57% (2) -11% Non-Energy 114 0.81% 120 0.84% 122 0.84% 125 0.86% 3 2% Total 147$ 1.00% 148$ 0.99% 145$ 0.96% 145$ 0.96% 0$ 0% Loans 30-89 Days Past Due Energy 3 0.46% - 0.00% 2 0.27% 0 0.03% (1) n.m. Non-Energy 48 0.34% 45 0.32% 27 0.19% 36 0.25% 9 32% Total 51$ 0.34% 45$ 0.30% 29$ 0.20% 36$ 0.24% 7$ 25% NPAs: %Assets %Assets %Assets %Assets Energy 61 9.19% 154 25.62% 150 26.79% 115 20.47% (35) -23% Non-Energy 69 0.35% 109 0.53% 101 0.48% 105 0.49% 4 3% Total 130$ 0.64% 263$ 1.26% 251$ 1.16% 220$ 1.00% (31)$ -13% 3Q16 4Q16 1Q17 Linked Qtr. Chg.2Q16

16 Continued Strong Credit Results Highlights NPAs To Total Assets Non-Energy-Related NPAs • Continued workout of acquired portfolios • Legacy loans increased $229 million, or 2%, since 12/31/16 • Legacy NPAs/Assets equal to 0.99%, a decrease of 21 basis points on a linked-quarter basis • Legacy loans past due 30 days or more (excluding non- accruals) increased $7 million, or 30%, and equated to 0.25% of total legacy loans at March 31, 2017 • Annualized legacy net charge-offs equal to 0.20% of average legacy loans in 1Q17, compared to 0.24% in 4Q16 • Non-energy NPAs were 0.49% of total non-energy assets Dollars in millions Source: SNL Financial – Publicly Traded Bank Holding Companies With Total Assets Between $10 - $30 Billion • No significant concerns regarding retail-related CRE exposure • No exposure to public REITs; No loans secured by traditional enclosed malls • Only six commitments over $20 million with a maximum of $35 21% of portfolio has outstanding balances below $2 million • 85% have guarantor support • Weighted average LTV of 57% • Approximately one-third of retailer exposure is to centers anchored by grocery stores or drug stores Retailer-Related CRE Exposure

Acquisition of Sabadell United Bank FOCUSED “That’s been one of my mantras — focus and simplicity.” — Steven Jobs (1955-2011)

18 Source: SNL Financial Experienced Acquirer and Integrator

19 Our Most Recent Acquisition – Sabadell United Bank (Pending) • Comprehensive due diligence completed over the last two months • Announced acquisition on February 28th and anticipate closing in the second half of 2017 • Acquisition funding was completed – raised common stock in December 2016 and March 2017 • Aggregate consideration of $1.025 billion - approximately 78%/22% cash/stock split • Effectively 98% of the financing was completed using IBKC common stock in two tranches • Retention of key Sabadell United management to drive business forward Sabadell United Bank Strategic & Financial Rationale • Subsidiary of Banco de Sabadell, though an amalgamation of acquired domestic banks • Total assets of $5.8 billion; 23 offices in Greater Miami area and 3 in other Florida markets • Primarily commercial and private banking franchise (serving professionals and high net worth) • Outstanding asset quality, strong core deposit base, and improving financial performance • Asset-sensitive balance sheet during a period of rising interest rates • Very small exposure to condo developers and foreign nationals • Robust and well-respected BSA-AML program and outstanding CRA rating Transaction Overview • Miami-Dade County fills out our presence in Greater Miami market • Largest MSA in Florida, third largest in the Southeast, and 8th largest in the U.S. • Excellent sub-market coverage and half of branches have $100+ million deposits per branch • Strong strategic fit – loan and deposit growth, quality underwriting, client focus, core funding • Attractive financial metrics – EPS accretion, IRR, minimal TBVS dilution, short TBVS earn-back • Favorable competitive dynamics in the Miami market

Key Transaction Terms

Consideration / Pricing

- $1,025 million total consideration to Banco de Sabadell, S.A. ("Banco Sabadell")
- Implied pricing multiples:
  - 1.95x Sabadell United's 12/31/16 tangible book value
  - 21.1x Sabadell United's 2016 net income
    16.8x Sabadell United's 2016 net income including synergies[1]
  - 12% Deposit premium

IBKC Financing / Capital

- The transaction is funded predominately through IBKC common stock:

Financing / Capital Sources	$ million	
December 2016 Public Common Stock Issuance[2]	280	98% IBKC stock
March 2017 Public Common Stock Issuance[3]	500	
New Common Stock Issuance to Banco Sabadell	222	
Cash	23	2% cash
	1,025	

Transaction Approvals / Closing

- This transaction has been approved by the Boards of Directors of both companies
- No shareholder vote is required for either party
- Subject to customary regulatory approvals
- Expect to close the transaction in the second half of 2017

(1) Assumes $21 million of fully phased-in synergies (pre-tax).
(2) December capital raise use of proceeds included financing possible acquisitions.
(3) Base deal size; does not adjust for transaction fees or 10% greenshoe option.

20

IBERIABANK Corporation

21 Estimated Pro Forma Financial Impact • Approximately 19%IRR5 EPS Impact2 • Approximately 6% accretive to consensus 2018 EPS • Approximately 10% accretive to consensus 2019 EPS TBVPS Impact3 • Pre December 2016 common raise4: Approximately 2% dilutive with 3.5 year earn-back (crossover method) • Post December 2016 common raise: Approximately 8% dilutive with 4.5 year earn-back (crossover method) Note: Includes $500 million capital raised at IBERIABANK Corporation's common stock price of $85.35 / share as of February 24, 2017 (1) Based on December 31, 2016 numbers. (2) Reflects full run-rate synergies. (3) Including restructuring charges incurred over 12 months from close. Tangible book value per share equals book value per share minus the effect of intangibles. (4) TBVPS dilution excluding accretive effect of December 2016 capital raise compares pro forma tangible book value per share to standalone tangible book value per share excluding tangible book value attributable to IBERIABANK’s December 2016 capital raise. Crossover method earn-back excluding accretive effect of December 2016 capital raise compares pro forma projected tangible book value per share to standalone projected tangible book value per share and excludes accretive effect of December 2016 capital raise in standalone projected tangible book value per share. (5) Our calculation of the Company’s anticipated internal rate of return, like calculations of internal rates of return for transactions generally, is a non-GAAP measure that does not have a direct analogy under generally accepted accounting principles. Generally described, we calculated the Company’s anticipated internal rate of return for the Sabadell United acquisition by calculating the discount rate that would set the net present value of the Sabadell United acquisition’s incremental time-weighted cash flows to zero. • $27.6 billion in Total Assets • $21.8 billion in Total Deposits • $19.1 billion in Net Loans • 9.7% Tier 1 Leverage • 12.5% Total Risk-Based Capital Ratio Balance Sheet & Capital1

APPENDIX

23 Louisiana And Texas MSAs Our Other MSAs Local Market Conditions – MSA Unemployment Trends • Prior to 2014, nearly all unemployment rates below national average • Louisiana markets exhibit seasonality (December peaks) • Recent improvements in many Louisiana markets • Houston and Dallas in downward tandem until year-end 2014 • Recently, Houston’s unemployment declined • Many markets are near national average in magnitude and trend • Most MSAs have exhibited an improvement in unemployment rates, though some Alabama markets have shown some deterioration beginning in the summer of 2016 • Unemployment in Mobile remains at elevated level • Lowest unemployment rates in the Arkansas MSAs

24 Total Loans Strong Market Growth And Diversification • 1Q17 loan growth in 59% of our markets • Acadiana and Houston account for 9% and 8% of total loans, respectively • Strongest 1Q17 market loan growth in:  Atlanta  Tampa  Mobile  Orlando, and  Southeast Florida Total Deposits • Indirect and Texas energy deposits account for only 2% of total deposits • Florida, Acadiana, and New Orleans account for over half of deposits • Deposit growth in 60% of our markets in 1Q17 • Strongest 1Q17 market deposit growth in:  New Orleans  Southwest Louisiana  Mobile  Birmingham, and  Little Rock

25 Seasonal Influences Legacy Loan Growth • Loan growth typically softer in first quarter, stronger in second quarter and somewhat slower in the third quarter • Mortgage and title income typically are softer in fourth and first quarters and stronger in second and third quarters • Payroll taxes and retirement contributions decrease ratably throughout the year Dollars in millions Seasonal Revenue Trends Seasonal Expense Trends

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	1Q16	2Q 16	3Q 16	4Q 16	1Q 17	1Q17 vs. 4Q16 $ Change	1Q17 vs. 4Q16 % Change
Service Charges on Deposit Accounts	$ 11.0	$ 10.9	$ 11.1	$ 11.2	$ 11.2	$ -	0%
ATM / Debit Card Fee Income	3.5	3.6	3.5	3.6	3.6	-	0%
BOLI Proceeds and CSV Income	1.2	1.4	1.3	1.3	1.3	-	0%
Mortgage Income	19.9	26.0	21.8	16.1	14.1	(2.0)	-12%
Title Revenue	4.7	6.1	6.0	5.3	4.7	(0.6)	-11%
Broker Commissions	3.8	3.7	3.8	4.0	2.7	(1.3)	-32%
Other Non-interest Income	11.5	11.3	12.3	11.7	9.7	(2.0)	-17%
Non-interest income excluding non-core income	$ 55.6	$ 63.0	$ 59.8	$ 53.2	$ 47.3	$ (5.9)	-11%
Gain (Loss) on Sale of Investments, Net	0.2	1.8	-	-	-	-	0%
Other Non-core income	-	-	-	-	-	-	0%
Total Non-interest Income	$ 55.8	$ 64.8	$ 59.8	$ 53.2	$ 47.3	$ (5.9)	-11%

Non-interest Expense ($ millions)	1Q16	2Q 16	3Q 16	4Q 16	1Q 17	1Q17 vs. 4Q16 $ Change	1Q17 vs. 4Q16 % Change
Mortgage Commissions	$ 4.6	$ 7.3	$ 6.9	$ 5.2	$ 3.3	$ (1.9)	-36%
Hospitalization Expense	5.6	5.3	6.6	3.9	5.9	2.0	51%
Other Salaries and Benefits	70.1	72.3	71.5	71.6	72.7	1.1	2%
Salaries and Employee Benefits	$ 80.3	$ 85.0	$ 85.0	$ 80.7	$ 81.9	$ 1.2	1%
Credit/Loan Related	2.7	2.9	1.9	3.4	4.5	1.1	33%
Occupancy and Equipment	16.9	16.8	16.5	15.6	16.0	0.4	3%
Amortization of Acquisition Intangibles	2.1	2.1	2.1	2.1	1.8	(0.3)	-15%
All Other Non-interest Expense	32.9	32.7	32.5	31.8	35.2	3.4	11%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 134.9	$ 139.4	$ 138.1	$ 133.6	$ 139.4	$ 5.8	4%
Severance	0.5	0.1	-	0.2	0.1	(0.1)	-48%
Impairment of Long-lived Assets, net of gains on sales	1.0	(1.3)	-	(0.5)	1.4	1.9	409%
Loss on early termination of loss share agreements	-	-	-	17.8	-	(17.8)	-100%
Consulting and Professional	-	0.6	-	-	-	-	0%
Other Non-interest Expense	1.1	0.6	-	0.5	-	(0.5)	-100%
Merger-Related Expenses	-	-	-	-	0.1	0.1	100%
Total Non-interest Expense	$ 137.5	$ 139.5	$ 138.1	$ 151.6	$ 141.0	$ (10.6)	-7%
Tangible Efficiency Ratio - excl Non-Core-Exp	60.3%	60.0%	60.1%	60.3%	61.6%		

Dollars in millions

26

IBERIABANK Corporation

27 GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio Dollars in millions Balances, As Reported Adjustments As Adjusted Non-GAAP 1Q16 Average Balance 17,873$ 86$ 17,959$ Income 161.4$ (6.5)$ 154.9$ Rate 3.68% -0.17% 3.51% 2Q16 Average Balance 18,155$ 84$ 18,239$ Income 162.8$ (8.6)$ 154.2$ Rate 3.65% -0.21% 3.44% 3Q16 Average Balance 18,521$ 77$ 18,598$ Income 163.4$ (9.1)$ 154.3$ Rate 3.56% -0.21% 3.35% 4Q16 Average Balance 19,349$ 73$ 19,422$ Income 161.7$ (8.4)$ 153.3$ Rate 3.38% -0.19% 3.19% 1Q17 Average Balance 20,085$ 87$ 20,172$ Income 172.8$ (10.7)$ 162.1$ Rate 3.53% 0.23% 3.30%

Strong Capital Position

Highlights

- In 3Q15, issued and sold preferred stock with gross proceeds of $80 million; pays cash dividends semi-annually
- In 2Q16, issued and sold preferred stock with gross proceeds of $57.5 million; pays cash dividends quarterly
- In 4Q16, issued and sold 3.6 million shares of common stock at a price of $81.50 per common share, with net proceeds of $279 million
- In 1Q17, issued and sold 6.1 million shares of common stock at a price of $83.00 per common share, with net proceeds of $485 million
- Common stock cost $0.11 negative impact to 1Q17 EPS

Capital Ratios (Preliminary)

IBERIABANK Corporation	4Q16	1Q17	Change	
Common Equity Tier 1 (CET1) ratio	11.84%	14.64%	280	bps
Tier 1 Leverage	10.86%	12.91%	205	bps
Tier 1 Risk-Based	12.59%	15.38%	279	bps
Total Risk-Based	14.13%	16.92%	279	bps

IBERIABANK and Subsidiaries	4Q16	1Q17	Change	
Common Equity Tier 1 (CET1) ratio	10.67%	10.88%	21	bps
Tier 1 Leverage	9.21%	9.13%	-8	bps
Tier 1 Risk-Based	10.67%	10.88%	21	bps
Total Risk-Based	11.56%	11.77%	21	bps

Share Repurchase Program

- On May 4, 2016, the Company's Board of Directors of the Company authorized the repurchase of up to 950,000 common shares
- To date, 202,506 common shares were purchased at a weighted average price of $57.61 per common share
- During 1Q17, the Company did not repurchase any shares of its common stock

Impact Of Recent Capital Raises On Capital Ratios At March 31, 2017

					Basis Points Impact		
Capital Raise	Date	Gross Value ($MMs)	Net Value ($MMs)	Number of Shares (MMs)	Tier 1 Leverage	CET1	Total RBC
3Q15 Preferred Raise	7/28/2015	$80.0	$76.8	3.2	0.36%	0.00%	0.43%
2Q16 Preferred Raise	5/3/2016	$57.5	$55.3	2.3	0.26%	0.00%	0.31%
4Q16 Common Raise	12/2/2016	$292.9	$279.2	3.6	1.32%	1.57%	1.57%
1Q17 Common Raise	2/28/2017	$506.3	$485.2	6.1	2.29%	2.73%	2.73%

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IBERIABANK Corporation

Reconciliation Of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES [1]

(dollars in thousands)

	For The Quarter Ended											
	September 30, 2016				December 31, 2016				March 31, 2017			
	Dollar Amount				Dollar Amount				Dollar Amount			
	Pre-tax	After-tax [2]		Per share	Pre-tax	After-tax [2]		Per share	Pre-tax	After-tax [2]		Per share
Net Income available to common shareholders (GAAP)	$ 72.6	$ 44.5	$	1.08	$ 58.2	$ 44.2	$	1.04	$ 73.0	$ 46.9	$	1.00
Non-interest income adjustments												
Gain on sale of investments and other non-interest incom	(0.0)	(0.0)		(0.00)	(0.0)	(0.0)		(0.00)	(0.0)	-		(0.00)
Non-interest expense adjustments												
Merger-related expenses	-	-		-	-	-		-	0.1	0.0		0.00
Severance expenses	-	-		-	0.2	0.1		0.00	0.1	0.1		0.00
Impairment of long-lived assets, net of (gain) loss on sale	-	-		-	(0.5)	(0.3)		(0.01)	1.4	0.9		0.02
Loss on early termination of loss share agreements	-	-		-	17.8	11.6		0.28	-	-		-
Other non-operating non-interest expense	-	-		-	0.5	0.3		0.01	-	-		-
Total non-interest expense adjustments	-	-		-	18.0	11.7		0.28	1.6	1.0		0.02
Income tax benefits	-	-		-	-	(6.8)		(0.16)	-	-		-
Core earnings (Non-GAAP)	72.6	44.5		1.08	76.2	49.0		1.16	74.6	47.9		1.02
Provision for loan losses	12.5	8.1		0.20	5.2	3.4		0.08	6.2	4.0		0.09
Pre-provision core earnings (Non-GAAP)	$ 85.1	$ 52.6		1.28	$ 81.3	$ 52.4		1.24	$ 80.7	$ 51.9		1.11

(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.

- No material non-core income in 1Q17
- Non-core expenses equal to $1.6 million pre-tax, or $0.02 EPS after-tax

Dollars in millions

29

IBERIABANK Corporation